UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2008

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2008, Duane L. Burnham tendered his resignation from the Board of Directors of ACCO Brands Corporation (the “Company”) effective as of that date.  Mr. Burnham advised the Company that his decision to resign was due to personal reasons and was not due to any disagreement with the Company on any matter.

With the resignation of Mr. Burnham, the Company’s Board will have seven members until a search to replace Mr. Burnham is completed.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2008, the Board of Directors of ACCO Brands Corporation (the “Company”), acting upon the recommendation of the Corporate Governance and Nominating Committee, approved amendments to the Company’s By-laws, as previously amended (the “By-laws”).  The amendments, which are reflected in the amended By-laws of the Company (the “Amended By-laws”) filed as Exhibit 3.1 to this report, took effect upon adoption.

The primary purpose for the amendments was to revise the indemnification provisions contained in Article VII in connection with the Board’s adoption of a form of indemnification agreement, as described in Item 8.01 below, to be entered into with the directors and certain executive officers of the Company.

Article VII of the By-laws was amended as follows:

•
in Section 5, to clarify that the option to allow the stockholders to determine whether a right to indemnification exists with respect to a director, officer or other covered person where no change of control has occurred is at the direction of the Board;

•	in Section 7, to provide that any advancement of expenses by the Company is at the sole discretion of the Board;

•
in Section 8, to delete the reference to the indemnification procedures that had been set forth in the appendix to the By-laws, as the Company’s indemnification procedures are now set forth in the indemnification agreement to which each director and certain executive officers are expected to become a party; and

•	in Section 9, to increase in the definition of “Change in Control” the percentage of outstanding stock or combined voting power necessary to constitute a Change in Control from 20% to 30%.

Section 9(1)(c) also reflects additional non-substantive changes to ensure that the provisions of the Change in Control definition apply equally in corporate transactions involving entities other than corporations.

The foregoing description of the amendments to the Company’s By-laws does not purport to be complete and is qualified in its entirety by reference to the Amended By-laws, which has been filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Section 8.01—Other Events

Item 8.01.	Other Events.

On December 19, 2008, the Board of Directors of the Company approved a form of indemnification agreement (“Indemnification Agreement”) to provide directors and certain executive officers of the Company with a contractual right to indemnification in addition to the indemnification rights included in the Company’s Restated Certificate of Incorporation and By-laws.  Pursuant to the Indemnification Agreement, the Company will be contractually obligated to indemnify, and to advance expenses on behalf of, each director and officer who is or becomes a party to an Indemnification Agreement to the fullest extent permitted by applicable law, subject to the terms, limitations and conditions contained in the Indemnification Agreement.  The Indemnification Agreement contains provisions substantially similar to the indemnification provisions contained in the Company’s By-laws.

A form of the Indemnification Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.  The Company presently expects to enter into an Indemnification Agreement with each of its directors as well as certain executive officers.

Section 9—Financial Statements and Exhibits

Item 9.01—Financial Statements and Exhibits.

(d)           Exhibits

3.1           By-laws of the Company, as amended through December 19, 2008

10.1         Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: December 24, 2008	By:	/s/Steven Rubin
		Name:	Steven Rubin
		Title:	Senior Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit

3.1           By-laws of the Company, as amended through December 19, 2008

10.1         Form of Indemnification Agreement